Exhibit 10.4

UROGEN PHARMA LTD.

AMENDMENT NO. 1 TO

SALES AGREEMENT

August 12, 2020

Cowen and Company, LLC
599 Lexington Avenue

New York, New York 10022

Ladies and Gentlemen:

Reference is made to the Sales Agreement, dated as of December 20, 2019 (the “Sales Agreement”), between Cowen and Company, LLC (“Cowen”) and UroGen Pharma Ltd., a company organized under the laws of the State of Israel (the “Company”). All capitalized terms used in this Amendment No. 1 to the Sales Agreement between the Company and Cowen (this “Amendment”) and not otherwise defined herein shall have the respective meanings assigned to such terms in the Sales Agreement. Cowen and the Company hereby agree as follows:

A. Amendments to Sales Agreement. The Sales Agreement is amended as follows:

1. Section 2(k) of the Sales Agreement shall be replaced as follows:

Independent Accountants. Each of Kesselman & Kesselman, Certified Public Accountants (Israel), an independent registered public accounting firm and a member firm of PricewaterhouseCoopers International Limited, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and the Prospectus, and PricewaterhouseCoopers LLP is (i) an independent registered public accounting firm as required by the Securities Act and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

2. Section 4(q) of the Sales Agreement shall be replaced as follows:

Comfort Letter. On or prior to the Settlement Date for the event in Section 4(o)(D) hereof, and within five (5) Trading Days of each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(o) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause each of Kesselman & Kesselman, Certified Public Accountants (Israel), an independent registered public accounting firm and a member firm of PricewaterhouseCoopers International Limited, and PricewaterhouseCoopers LLP, to furnish the Agent a comfort letter, dated the date of delivery, in form and substance reasonably satisfactory to the Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel; provided, however, that any such comfort letters will only be required on the Triggering Event Date specified to the extent that it contains financial

NY: 1254445-1

statements filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into a Prospectus.  If requested by the Agent, the Company shall also cause comfort letters to be furnished to the Agent within ten (10) Trading Days of the date of occurrence of any material transaction or event requiring the filing of a current report on Form 8-K containing material amended financial information of the Company, including the restatement of the Company’s financial statements. The Company shall be required to furnish no more than one comfort letter per accounting firm hereunder per calendar quarter, unless requested by the Agent pursuant to Section 4(o)(D) hereof.

B. No Other Amendments. Except as set forth in Part A above, all of the terms and provisions of the Sales Agreement shall continue in full force and effect.

C. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and may be delivered by facsimile transmission or by electronic delivery of a portable document format (PDF) file.

D. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to agreements made and to be performed in such state.

[Signature Page Immediately Follows]

Exhibit 10.4

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms

Very truly yours,

UROGEN PHARMA LTD.

By: /s/ Peter Pfreundschuh

Name: Peter Pfreundschuh

Title: Chief Financial Officer

The foregoing Amendment is hereby confirmed and accepted by the Agent in New York, New York as of the date first above written.

COWEN AND COMPANY, LLC

By: /s/ Michael Murphy

Name: Michael Murphy

Title: Managing Director

[Signature Page to Amendment No. 1 to Sales Agreement]